UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

Molycorp, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 843-8040

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on December 15, 2010, Molycorp Minerals, LLC (“Molycorp Minerals”), a wholly-owned subsidiary of Molycorp, Inc. (the “Company”), entered into an engineered equipment purchase order (the “Purchase Agreement”) with Quinn Process Equipment Co. (“Quinn”). Pursuant to the Purchase Agreement, Molycorp Minerals agreed to purchase, and Quinn agreed to sell, mixer and settler systems for the processing of lanthanum, didymium and heavy rare earths meeting the specifications set forth in the Purchase Agreement for a total purchase price of $21,437,853. On February 28, 2011, Molycorp Minerals and Quinn entered into a change order (“Change Order”) to the Purchase Agreement, pursuant to which Molycorp Minerals will purchase additional mixers for $4,553,920, plus tax and freight charges. The Purchase Agreement, including the Change Order, was entered into by Molycorp Minerals in connection with the ongoing modernization and expansion plan at the Company’s rare earth mine and facility at Mountain Pass, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

By:	/s/ Andrea G. Leider

Name: Title:	Andrea G. Leider Senior Counsel and Corporate Secretary

Date: March 4, 2011